                                                                      EXHIBIT 99





                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders
Berkshire Hathaway Inc.

                 We have audited the accompanying consolidated balance sheets of Berkshire Hathaway Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Berkshire Hathaway Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                 As discussed in Note 1(a) to the consolidated financial statements, the Company has restated its consolidated financial statements.

                 As discussed in Note 1(n) to the consolidated financial statements, in 1993 the Company changed its method of accounting for income taxes and investments to conform with recent pronouncements of the Financial Accounting Standards Board.





DELOITTE & TOUCHE LLP
Omaha, Nebraska
March 8, 1996
[July 16, 1996 as to the restatement described in Note 1(a)]

                                                                      EXHIBIT 99


                            BERKSHIRE HATHAWAY INC.
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                 (dollars in millions except per share amounts)



                                                                                           DECEMBER 31,
                                                                                 --------------------------------
                                                                                      1995                1994
                                                                                   ----------          ----------
                                   ASSETS
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 2,703.8          $    273.9
Investments:
     Securities with fixed maturities   . . . . . . . . . . . . . . . . . . . .       1,423.2             2,555.7
     Equity securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21,017.6            14,796.3
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         718.9               580.6
Assets of finance businesses  . . . . . . . . . . . . . . . . . . . . . . . . .         756.7               717.1
Goodwill of acquired businesses . . . . . . . . . . . . . . . . . . . . . . . .         672.0               454.6
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,419.2             1,231.4
                                                                                    ---------           ---------
                                                                                    $28,711.4           $20,609.6
                                                                                    =========           =========


            LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expenses . . . . . . . . . . . . . . . . . . . . . .     $ 3,698.6           $ 3,430.0
Unearned premiums . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         374.1               307.2
Accounts payable, accruals and other liabilities  . . . . . . . . . . . . . . .       1,039.1               860.9
Income taxes    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4,849.5             2,787.6
Borrowings under investment agreements and other debt . . . . . . . . . . . . .       1,061.7               810.7
Liabilities of finance businesses . . . . . . . . . . . . . . . . . . . . . . .         685.2               562.4
                                                                                    ---------           ---------
                                                                                     11,708.2             8,758.8
                                                                                    ---------           ---------

Minority shareholders' interests  . . . . . . . . . . . . . . . . . . . . . . .         264.5               199.3
                                                                                    ---------           ---------

Shareholders' equity:
   Common stock of $5 par value. Authorized 1,500,000 shares;
     Issued 1,381,308 shares  . . . . . . . . . . . . . . . . . . . . . . . . .           6.9                 6.9
   Capital in excess of par value . . . . . . . . . . . . . . . . . . . . . . .       1,001.7               656.1
   Unrealized appreciation of investments, net  . . . . . . . . . . . . . . . .       9,220.7             5,276.9
   Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6,544.1             5,749.2
                                                                                    ---------           ---------
                                                                                     16,773.4            11,689.1
Less common stock in treasury, at cost
   (187,796 shares in 1995; 203,558 shares in 1994) . . . . . . . . . . . . . .          34.7                37.6
                                                                                    ---------           ---------
       Total shareholders' equity . . . . . . . . . . . . . . . . . . . . . . .      16,738.7            11,651.5
                                                                                    ---------           ---------
                                                                                    $28,711.4           $20,609.6
                                                                                    =========           =========





          See accompanying Notes to Consolidated Financial Statements

                                                                      EXHIBIT 99




                            BERKSHIRE HATHAWAY INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                 (dollars in millions except per share amounts)

                                                                                  YEAR ENDED DECEMBER 31,
                                                                        ----------------------------------------
                                                                          1995            1994           1993
                                                                        ----------------------------------------
REVENUES:
   Insurance premiums earned  . . . . . . . . . . . . . . . . .           $  957.5       $   923.2      $  650.7
   Sales and service revenues . . . . . . . . . . . . . . . . .            2,755.9         2,351.9       1,962.9
   Interest, dividend and other investment income . . . . . . .              629.2           519.0         520.7
   Income from finance businesses . . . . . . . . . . . . . . .               26.6            24.9          22.2
   Realized investment gain . . . . . . . . . . . . . . . . . .              194.1            91.3         546.4
                                                                          --------       ---------      --------
                                                                           4,563.3         3,910.3       3,702.9
                                                                          --------        --------      --------
COST AND EXPENSES:
   Insurance losses and loss adjustment expenses  . . . . . . .              612.0           565.3         450.7
   Insurance underwriting expenses  . . . . . . . . . . . . . .              325.0           228.0         169.1
   Cost of products and services sold . . . . . . . . . . . . .            1,706.7         1,450.0       1,180.6
   Selling, general and administrative expenses . . . . . . . .              759.6           599.6         544.3
   Goodwill amortization  . . . . . . . . . . . . . . . . . . .               16.3            13.8           8.3
   Interest expense . . . . . . . . . . . . . . . . . . . . . .               59.3            60.1          56.6
   Other-than-temporary decline in value of investment in
     USAir Group, Inc. Preferred Stock  . . . . . . . . . . . .              --              268.5         --
                                                                          --------        --------     ---------
                                                                           3,478.9         3,185.3       2,409.6
                                                                          --------        --------      --------

EARNINGS BEFORE INCOME TAXES, MINORITY INTEREST AND
      CUMULATIVE EFFECT OF ACCOUNTING CHANGE  . . . . . . . . .            1,084.4           725.0       1,293.3
   Income taxes -
      Other than effect of change in income tax rate
        on deferred taxes applicable to unrealized
        appreciation  . . . . . . . . . . . . . . . . . . . . .              276.2           163.3         352.9
      Effect of change in income tax rate on deferred
        taxes applicable to unrealized appreciation . . . . . .               --             --             53.5
   Minority interest  . . . . . . . . . . . . . . . . . . . . .               13.3             8.7          10.0
                                                                         ---------       ---------    ----------

EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE  . . . .              794.9           553.0         876.9
   Cumulative effect of change in accounting for income
         taxes  . . . . . . . . . . . . . . . . . . . . . . . .              --              --            (33.3)
                                                                         ---------       ---------     ---------
NET EARNINGS  . . . . . . . . . . . . . . . . . . . . . . . . .           $  794.9        $  553.0      $  843.6
                                                                          ========        ========      ========


   Average shares outstanding . . . . . . . . . . . . . . . . .          1,187,102       1,177,750     1,156,243
                                                                         =========       =========     =========

EARNINGS PER SHARE:
   Before cumulative effect of accounting change  . . . . . . .            $670            $469          $759
   Cumulative effect of change in accounting for income
         taxes  . . . . . . . . . . . . . . . . . . . . . . . .             --              --            (29)
                                                                           ----            ----          ----
   Net earnings   . . . . . . . . . . . . . . . . . . . .                  $670            $469          $730
                                                                           ====            ====          ====




          See accompanying Notes to Consolidated Financial Statements

                                                                      EXHIBIT 99


                            BERKSHIRE HATHAWAY INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in millions)

                                                                                  YEAR ENDED DECEMBER 31,
                                                                        ----------------------------------------
                                                                           1995            1994           1993
                                                                        ----------------------------------------
Cash flows from operating activities:
   Net income . . . . . . . . . . . . . . . . . . . . . . . . .          $  794.9        $  553.0       $  843.6
   Adjustments to reconcile net income to cash flows
   from operating activities:
      Realized investment gain  . . . . . . . . . . . . . . . .            (194.1)          (91.3)        (546.4)
      Other than temporary decline in value of investment
           in USAir Group, Inc. Preferred Stock   . . . . . . .               --            268.5            --
      Depreciation and amortization   . . . . . . . . . . . . .              75.7            62.5           50.2
      Effect of change in income tax rate on deferred taxes . .               --              --            53.5
      Cumulative effect of accounting change  . . . . . . . . .               --              --            33.3
      Changes in assets and liabilities before effects from
           business acquisitions:
         Losses and loss adjustment expenses  . . . . . . . . .             268.6           274.1          (22.8)
         Deferred charges re reinsurance assumed  . . . . . . .              51.0            25.3           16.2
         Unearned premiums  . . . . . . . . . . . . . . . . . .              66.9            (8.5)          83.9
         Receivables  . . . . . . . . . . . . . . . . . . . . .             (35.4)          (49.8)         134.1
         Accounts payable, accruals and other liabilities . . .             228.2           210.5           35.0
         Income taxes . . . . . . . . . . . . . . . . . . . . .             (29.9)         (252.4)         115.5
      Other . . . . . . . . . . . . . . . . . . . . . . . . . .             (98.0)          (62.8)         (69.9)
                                                                         --------        --------       --------
           Net cash flows from operating activities . . . . . .           1,127.9           929.1          726.2
                                                                         --------        --------       --------
Cash flows from investing activities:
   Purchases of fixed maturity investments  . . . . . . . . . .            (273.9)       (2,485.8)        (272.3)
   Purchases of equity securities . . . . . . . . . . . . . . .          (1,459.9)       (3,050.0)        (858.9)
   Proceeds from sales of fixed maturity investments  . . . . .             669.7         1,772.1            --
   Proceeds from redemptions and maturities of fixed
      maturity investments  . . . . . . . . . . . . . . . . . .             954.6            85.9          318.9
   Proceeds from sales of equity securities . . . . . . . . . .           1,352.7         1,466.8        1,188.5
   Loans and investments originated in finance businesses . . .            (381.2)         (246.8)        (866.8)
   Principal collection on loans and investments
      originated in finance businesses  . . . . . . . . . . . .             363.0           332.4          269.3
   Other      . . . . . . . . . . . . . . . . . . . . . . . . .             (11.4)          (23.2)          19.6
                                                                         --------        --------       --------
           Net cash flows from investing activities . . . . . .           1,213.6        (2,148.6)        (201.7)
                                                                         --------        --------       --------
Cash flows from financing activities:
   Proceeds from borrowings of finance businesses . . . . . . .             265.7           208.6          591.9
   Proceeds from other borrowings . . . . . . . . . . . . . . .           1,232.7         1,225.3        1,265.0
   Repayments of borrowings of finance businesses . . . . . . .            (232.1)         (390.5)        (316.3)
   Repayments of other borrowings . . . . . . . . . . . . . . .          (1,151.7)       (1,387.7)      (1,399.9)
   Other      . . . . . . . . . . . . . . . . . . . . . . . . .              (1.5)           (0.9)          (2.9)
                                                                         --------        --------       --------
           Net cash flows from financing activities . . . . . .             113.1          (345.2)         137.8
                                                                         --------        --------       --------
           Increase (decrease) in cash and cash equivalents . .           2,454.6        (1,564.7)         662.3
Cash and cash equivalents at beginning of year  . . . . . . . .             289.9         1,854.6        1,192.3
                                                                         --------        --------       --------
Cash and cash equivalents at end of year *  . . . . . . . . . .          $2,744.5        $  289.9       $1,854.6
                                                                         ========        ========       ========

*Cash and cash equivalents at end of year are comprised of the following:

         Finance businesses . . . . . . . . . . . . . . . . . .          $   40.7        $   16.0       $   37.1
         Other  . . . . . . . . . . . . . . . . . . . . . . . .           2,703.8           273.9        1,817.5
                                                                         --------        --------       --------
                                                                         $2,744.5        $  289.9       $1,854.6
                                                                         ========        ========       ========

          See accompanying Notes to Consolidated Financial Statements

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

(1)   SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

      (a)  Restatement

           As more fully discussed in Note 3, on January 2, 1996, GEICO
              Corporation ("GEICO") became a wholly-owned subsidiary of Berkshire Hathaway Inc. ("Berkshire" or "Company"). Prior to January 2, 1996, Berkshire owned approximately 51% of the outstanding common stock of GEICO. Previously the investment in GEICO common stock had been classified as an available-for-sale security and was carried in Berkshire's Consolidated Balance Sheet at fair value.

           Generally accepted accounting principles currently require that prior year financial statements be restated when control of a business is obtained on a "step-by-step" basis. Accordingly, the accompanying Consolidated Financial Statements have been restated to account for Berkshire's previous investment in GEICO common stock under the equity method. Berkshire's proportionate share of GEICO's net income reduced by amortization of related goodwill is included in the Consolidated Statements of Earnings as a component of interest, dividends and other investment income.
              The principal effect of the restatement was to decrease shareholders' equity as of December 31, 1995 by about $478 million from the amount reported in Berkshire's Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 1995.

      (b)  Nature of operations and basis of consolidation

           Berkshire is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted on both a direct and reinsurance basis. Further information regarding this business and Berkshire's other reportable business segments is contained in Note 17.

           The accompanying consolidated financial statements include the accounts of Berkshire consolidated with accounts of all its subsidiaries. Intercompany accounts and transactions have been eliminated. Certain reclassifications have been made from the amounts previously reported in the Company's Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 1995.

      (c)  Use of estimates in preparation of financial statements

           The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from the estimates and assumptions used in preparing the consolidated financial statements.

      (d)  Cash equivalents

           Cash equivalents consist of funds invested in money market accounts and in investments with a maturity of three months or less when purchased.

      (e)  Investments

           Management determines the appropriate classifications of investments in securities with fixed maturities and equity securities at the time of purchase and reevaluates such designations as of each balance sheet date. Investments in securities with fixed maturities, except for such securities held by finance businesses, are classified as available-for-sale. Securities with fixed maturities held by finance businesses are classified as held-to-maturity. Investments in equity securities, except for investments accounted for under the equity method, are classified as available-for-sale. Securities with fixed maturities are deemed to be held-to-maturity securities when the Company has the ability and positive intent to hold them to maturity. Held-to-maturity securities are carried at amortized cost. Available-for-sale securities are stated at fair value, with unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. Realized gains and losses on sales of investments, as determined on a specific identification basis, are included in the consolidated statements of earnings.

      (f)  Goodwill of acquired businesses

           The difference between purchase cost and the fair value of the net assets of acquired businesses is amortized on a straight line basis over forty years.

      (g)  Insurance premium acquisition costs

           For financial reporting purposes, certain costs of acquiring insurance premiums are deferred, subject to ultimate recoverability, and charged to income as the premiums are earned. Generally, the ultimate recoverability of premium acquisition costs is determined without regard to investment income.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



(1)  SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (Continued)

     (h)  Deferred charges re reinsurance assumed

          The excess of estimated liabilities for claims and claim costs ultimately payable by the Insurance Group over consideration received with respect to retroactive property/casualty reinsurance contracts that provide for indemnification of insurance risk, other than structured settlements, is established as a deferred charge at inception of such contracts. The deferred charges are subsequently amortized using the interest method over the expected settlement periods of the claim liabilities. The unamortized balance of deferred charges is included in other assets.

     (j)  Losses and loss adjustment expenses

          Liability for unpaid losses and loss adjustment expenses represents the aggregate of such obligations of members of the Insurance Group with respect to: (i) prospective property/casualty insurance and reinsurance contracts, (ii) retroactive property/casualty reinsurance contracts that provide for indemnification of insurance risk, other than structured settlements, and (iii) reinsurance contracts providing for periodic payments with respect to settled claims ("structured settlements"). Except for structured settlement liabilities which are stated at discounted present values, the liability for unpaid losses and loss adjustment expenses is at the aggregate of estimated ultimate payment amounts.

          Ultimate payment amounts with respect to prospective contracts are determined from (i) individual case estimates, (ii) estimates of incurred but not reported losses, based on past experience, and
              (iii) reports of losses from ceding insurers.

          Ultimate payment amounts with respect to retroactive reinsurance contracts that provide for indemnification of insurance risk, other than structured settlements, are established for financial reporting purposes at maximum limits of indemnification under the contracts. (See also 1(h) above related to deferred charges re reinsurance assumed.)

          Liabilities under structured settlement contracts are established when the contracts are entered into, at the then present value of the actuarially determined ultimate payment amount discounted at the prevailing market interest rate. Annual accretions to the liabilities are charged to losses incurred. (This accounting policy also applies to annuity reserves which are included in the liabilities of finance businesses.)

     (k)  Insurance premiums

          Insurance premiums for prospective insurance and non-property catastrophe reinsurance policies are recognized as revenues ratably over their terms with unearned premiums computed on a monthly or daily pro rata basis. Premiums for catastrophe excess of loss reinsurance coverages are deferred until the earlier of a loss occurrence or policy expiration. Consideration received for indemnification of risk under retroactive reinsurance contracts and structured settlements is accounted for as premiums earned at the inception of the contracts. Premiums earned are stated net of amounts ceded to reinsurers.

     (m)  Reinsurance

          Provisions for losses and loss adjustment expenses are reported in the accompanying consolidated statements of earnings after deducting estimates of recoveries under reinsurance contracts. Such recoveries totalled $14 million, $61 million, and $34 million for 1995, 1994 and 1993, respectively. Reinsurance contracts do not relieve the Insurance Group Members of their obligations to indemnify policyholders with respect to the underlying insurance and reinsurance contracts. Estimates of losses and loss adjustment expenses recoverable under reinsurance contracts are included in receivables.

     (n)  Accounting changes

          Effective January 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The adoption of SFAS 109 changed the Company's method of accounting for income taxes from the "deferred method" to the "asset and liability method." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The provisions of SFAS 109 require that the effect on deferred taxes of a change in tax rates be recognized in income in the period that includes the enactment date.

          In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). As permitted under the statement, the Company elected to adopt the statement's provisions as of December 31, 1993. Among its provisions, the statement requires a change in the accounting for equity securities held by non-insurance entities. Prior to the adoption of SFAS 115, such securities were carried at the lower of aggregate cost or market. Under the provisions of SFAS 115, these securities are now carried at market and accounted for in the same manner as equity securities held by the Company's insurance subsidiaries.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                                AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



(2)  BUSINESS ACQUISITIONS

     During 1995, the Company consummated mergers with Helzberg's Diamond Shops, Inc. ("Helzberg's") and R.C. Willey Home Furnishings ("R.C. Willey") by reissuing 15,762 shares of its common stock held in treasury in exchange for 100% of the common stock of each of these companies. Helzberg's consists of a chain of 166 jewelry stores operating in 25 states and R.C. Willey, through its seven locations, is the dominant retailer of home furnishings in Utah.

     In 1993, the Company consummated a merger with the privately held Dexter Shoe Companies ("Dexter") by reissuing 25,203 shares of its common stock held in treasury in exchange for 100% of the outstanding common stock of Dexter. Dexter manufactures and distributes men's and women's dress, casual and athletic shoes.

     Each of these mergers was accounted for by the purchase method and, accordingly, the operating results of these businesses are included in the Company's consolidated results of operations from the effective dates of the mergers (Dexter -- November 7, 1993; Helzberg's -- April 30, 1995; R.C. Willey
- -- June 29, 1995). Had the results of these businesses been included commencing with operations at the beginning of the year of their respective acquisition by Berkshire, the reported results would not have been materially affected.

(3)  MERGER WITH GEICO CORPORATION

     On January 2, 1996, GEICO Corporation ("GEICO") became an indirect wholly-owned subsidiary of Berkshire as a result of the merger of an indirect wholly-owned subsidiary of Berkshire with and into GEICO. (The date of January 2, 1996 is hereafter referred to as the "Merger Date".) The merger was consummated pursuant to an Agreement and Plan of Merger (the "Agreement") dated August 25, 1995. Pursuant to the Agreement, each issued and outstanding common share of GEICO on the Merger Date, except shares held by Berkshire's subsidiaries and GEICO, was converted into the right to receive $70 per share, or an aggregate amount of $2.3 billion (the "Merger Consideration"). The amount of the Merger Consideration was determined based upon 33,284,733 outstanding common shares held by the public on the Merger Date.

     As of the Merger Date, subsidiaries of Berkshire owned 34,250,000 common shares of GEICO which were acquired in 1980 and earlier years for an aggregate cost of $45.7 million. Up to the Merger Date, neither Berkshire nor its subsidiaries had acquired any shares of GEICO's common stock since 1980. However, Berkshire's ownership percentage, due to intervening stock repurchases by GEICO, gradually increased from about 33% in 1980 to almost 51% immediately prior to the Merger Date.

     GEICO, through its subsidiaries, is a multiple line property casualty insurer, the principal business of which is writing private passenger automobile insurance. The condensed financial statements which follow are derived from GEICO's audited consolidated financial statements as of December 31, 1995 and for the year then ended.


                               GEICO CORPORATION
                             (dollars in millions)


               CONDENSED BALANCE SHEET                                 CONDENSED STATEMENT OF EARNINGS
               AS OF DECEMBER 31, 1995                               FOR THE YEAR ENDED DECEMBER 31, 1995
ASSETS                                                       REVENUES
Cash and cash equivalents . . . . . . . . $  391.6           Premiums  . . . . . . . . . . . . . . . .  $2,787.0
                                                             Net investment income . . . . . . . . . .     226.8
Investments:                                                 Realized investment gain  . . . . . . . .      21.6
  Securities with fixed maturities  . . .  3,680.8           Other . . . . . . . . . . . . . . . . . .      18.6
  Equity securities . . . . . . . . . . .    971.1                                                      --------
                                                                                                         3,054.0
Other . . . . . . . . . . . . . . . . . .    752.0                                                       -------
                                           -------           COST AND EXPENSES
                                          $5,795.5           Insurance losses and expenses . . . . . .   2,711.3
                                          ========           Interest on debt  . . . . . . . . . . . .      34.4
LIABILITIES AND SHAREHOLDERS' EQUITY                                                                     -------
Property and casualty insurance                                                                          2,745.7
   policyholder liabilities . . . . . . . $3,025.8                                                       -------

Debt  . . . . . . . . . . . . . . . . . .    434.4
                                                             Earnings before income taxes  . . . . . .     308.3
Other . . . . . . . . . . . . . . . . . .    466.9           Income taxes  . . . . . . . . . . . . . .      60.7
                                           -------                                                       -------
                                           3,927.1           Net earnings  . . . . . . . . . . . . . .    $247.6
Shareholders' equity  . . . . . . . . . .  1,868.4                                                        ======
                                           -------
                                          $5,795.5
                                          ========


                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



(3)   MERGER WITH GEICO CORPORATION (Continued)

      The merger will be accounted for by the purchase method and, therefore, assets and liabilities of GEICO will be recorded in Berkshire's consolidated financial statements at fair value. The excess of the purchase cost over the fair value of net assets acquired at the Merger Date will be recorded as goodwill and subsequently amortized over 40 years. The following unaudited pro forma combined condensed balance sheet results from combining GEICO's condensed consolidated balance sheet with Berkshire's consolidated balance sheet as of December 31, 1995 to give effect to the merger as if it had occurred on such date.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                             (dollars in millions)

ASSETS                                                          LIABILITIES AND SHAREHOLDERS' EQUITY
Cash and cash equivalents . . . . . . . $    758.3              Property and casualty insurance
                                                                   policyholder liabilities . . . . . .$ 7,655.5
Investments:
  Securities with fixed maturities  . . .  5,104.0              Income taxes, principally deferred  . .  4,873.6
  Equity securities . . . . . . . . . . . 20,812.9              Borrowings under investment agreements
Receivables . . . . . . . . . . . . . . .  1,213.9                 and other debt . . . . . . . . . . .  1,475.5
Goodwill  . . . . . . . . . . . . . . . .  2,293.7              Other liabilities . . . . . . . . . . .  1,607.8
                                                                                                         -------
Other assets  . . . . . . . . . . . . . .  2,432.9                                                      15,612.4
                                          --------                                                      --------
                                         $32,615.7              Minority shareholders' interest . . . .    264.5
                                         =========                                                       -------
                                                                Total shareholders' equity  . . . . . . 16,738.8
                                                                                                        --------
                                                                                                       $32,615.7
                                                                                                       =========

      The preceding pro forma balance sheet reflects purchase accounting adjustments which result in the consolidation of Berkshire's previously owned investments in GEICO on a "step-by-step" basis, in accordance with the provisions of Accounting Research Bulletin 51, "Consolidated Financial Statements". Prior to the Merger Date the investment in GEICO common stock was classified as an available- for-sale security and carried at market value in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (See Note 1[a]).

(4)   REALIZED INVESTMENT GAINS (LOSSES)

      Realized gains (losses) from sales and redemptions of investments are summarized below (in millions):

                                                                             1995           1994          1993
                                                                            ------         ------        ------
      Equity securities --
        Gross realized gains  . . . . . . . . . . . . . . . . . . . .       $109.9         $185.7        $518.4 *
        Gross realized losses . . . . . . . . . . . . . . . . . . . .        (14.2)         (96.9)        (11.9)
      Securities with fixed maturities --
        Gross realized gains  . . . . . . . . . . . . . . . . . . . .        100.8            6.8          40.1
        Gross realized losses . . . . . . . . . . . . . . . . . . . .         (2.4)          (4.3)         (0.2)
                                                                            ------        -------        ------
                                                                            $194.1         $ 91.3        $546.4
                                                                            ======         ======        ======

* During the fourth quarter of 1993, a subsidiary of Berkshire sold 10,000,000 common shares of its investment in Capital Cities/ABC, Inc. in connection with that company's offer to buy from its shareholders up to 20,000,000 of its common shares. Berkshire's gross realized gain from this transaction was $457.5.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(5)   INVESTMENTS IN SECURITIES WITH FIXED MATURITIES

      The amortized cost and estimated fair values as of December 31, 1995 and 1994, of investments in securities with fixed maturities are as follows (in millions):

                     December 31, 1995                                        Gross        Gross       Estimated
                                                              Amortized     Unrealized   Unrealized      Fair
                                                                Cost          Gains        Losses       Value
                                                          -------------------------------------------------------
      Bonds:
        U.S. Treasury securities and obligations of
          U.S. government corporations and agencies . . .     $   80.9        $  2.2        $  --     $   83.1
        Obligations of states, municipalities
          and political subdivisions  . . . . . . . . . .        346.4          17.2          (0.5)      363.1
      Redeemable preferred stocks . . . . . . . . . . . .        682.5         153.4          (2.9)      833.0
      Mortgage-backed securities  . . . . . . . . . . . .        138.3           5.9          (0.2)      144.0
                                                              --------        ------        ------    --------
                                                              $1,248.1        $178.7        $ (3.6)   $1,423.2
                                                              ========        ======        ======    ========

                     December 31, 1994                                         Gross        Gross      Estimated
                                                               Amortized     Unrealized   Unrealized     Fair
                                                                 Cost          Gains        Losses       Value
                                                              -------------------------------------- ------------
      Bonds:
        U.S. Treasury securities and obligations of
          U.S. government corporations and agencies . . .     $  733.5      $   --         $ (16.7)   $  716.8
        Obligations of states, municipalities
          and political subdivisions  . . . . . . . . . .        601.0          22.3          (3.5)      619.8
        Corporate bonds . . . . . . . . . . . . . . . . .          8.0           2.5           --         10.5
      Redeemable preferred stocks . . . . . . . . . . . .      1,123.0          50.0          (3.0)    1,170.0
      Mortgage-backed securities  . . . . . . . . . . . .         40.0          --            (1.4)       38.6
                                                              --------      --------       -------    --------
                                                              $2,505.5      $   74.8       $ (24.6)   $2,555.7
                                                              ========      ========       ========   ========

      Amounts above exclude securities with fixed maturities held by finance businesses. See note 7.

      Investments in securities with fixed maturities include 358,000 shares of USAir Group, Inc. Series A Cumulative Convertible Preferred Stock ("USAir Preferred Shares"). The USAir Preferred Shares were acquired in 1989 for $358 million. If not called or converted prior to August 7, 1999, the USAir Preferred Shares are mandatorily redeemable by USAir Group, Inc. ("USAir") at $1,000 per share ($358 million in the aggregate), plus accrued dividends.

      On September 29, 1994, USAir announced that it was deferring the regular quarterly dividend payments on the USAir Preferred Shares. Since that date, USAir has not paid any dividends on the USAir Preferred Shares. For several years prior to 1995, USAir incurred very significant losses. Consequently, during 1994, Berkshire management concluded that an other-than-temporary decline in the value of USAir Preferred Shares had arisen. The 1994 consolidated statement of earnings includes a pre-tax charge of $268.5 million to reflect the decline.

      During 1995, USAir returned to profitability, but continued the deferral of dividends on the USAir Preferred Shares. Berkshire management has estimated the fair value of the USAir Preferred Shares to be $214.8 million at December 31, 1995. The increase of $125.3 million in the estimated fair value over the amount recorded at December 31, 1994, is included as a component of the increase during 1995 in unrealized appreciation of investments.

      Shown below are the amortized cost and estimated fair values of the above securities at December 31, 1995, by contractual maturity dates. Actual maturities will differ from contractual maturities because issuers of certain of the securities retain early call or prepayment rights. Amounts are in millions.

                                                                                                       Estimated
                                                                                      Amortized          Fair
                                                                                        Cost             Value
                                                                                   ------------------------------
      Due in one year or less . . . . . . . . . . . . . . . . . . . . . . . .        $  375.6         $  388.0
      Due after one year through five years . . . . . . . . . . . . . . . . .           699.6            850.3
      Due after five years through ten years  . . . . . . . . . . . . . . . .            31.1             37.1
      Due after ten years . . . . . . . . . . . . . . . . . . . . . . . . . .             3.5              3.8
                                                                                     --------         --------
                                                                                      1,109.8          1,279.2
      Mortgage-backed securities  . . . . . . . . . . . . . . . . . . . . . .           138.3            144.0
                                                                                     --------         --------
                                                                                     $1,248.1         $1,423.2
                                                                                     ========         ========

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(6)   INVESTMENTS IN EQUITY SECURITIES

      Aggregate data with respect to the consolidated investment in equity securities are shown below (in millions):

                 December 31, 1995

                                                                                      Unrealized       Carrying
                                                                           Cost          Gains         Value ***
                                                                       ------------------------------------------
           Common stock of:
              American Express Company (a)  . . . . . . . . . . . .       $1,392.7     $   653.6       $ 2,046.3
              Capital Cities/ABC, Inc. (b)  . . . . . . . . . . . .          345.0       2,122.5         2,467.5
              The Coca-Cola Company   . . . . . . . . . . . . . . .        1,298.9       6,126.1         7,425.0
              Federal Home Loan Mortgage Corporation  . . . . . . .          260.1         783.9         1,044.0
              GEICO Corporation (c)   . . . . . . . . . . . . . . .        1,175.8          --           1,175.8
              The Gillette Company    . . . . . . . . . . . . . . .          600.0       1,902.0         2,502.0
              Wells Fargo & Company (d) . . . . . . . . . . . . . .          423.7       1,043.2         1,466.9
           All other equity securities  . . . . . . . . . . . . . .        1,680.0       1,210.1*        2,890.1
                                                                          --------     ---------       ---------
                                                                          $7,176.2     $13,841.4       $21,017.6
                                                                          ========     =========       =========
                 December 31, 1994
                                                                                      Unrealized       Carrying
                                                                           Cost          Gains         Value ***
                                                                       ------------------------------------------
           Common stock of:
              American Express Company (a)  . . . . . . . . . . . .      $   723.9     $    95.0      $    818.9
              Capital Cities/ABC, Inc. (b)  . . . . . . . . . . . .          345.0       1,360.0         1,705.0
              The Coca-Cola Company   . . . . . . . . . . . . . . .        1,298.9       3,851.1         5,150.0
              Federal Home Loan Mortgage Corporation  . . . . . . .          270.5         373.9           644.4
              GEICO Corporation (c)   . . . . . . . . . . . . . . .          949.7          --             949.7
              The Gillette Company    . . . . . . . . . . . . . . .          600.0       1,197.0         1,797.0
              Wells Fargo & Company (d) . . . . . . . . . . . . . .          423.7         561.0           984.7
           All other equity securities. . . . . . . . . . . . . . .        2,163.8         582.8**       2,746.6
                                                                          --------      --------       ---------
                                                                          $6,775.5      $8,020.8       $14,796.3
                                                                          ========      ========       =========

             * Represents gross unrealized gains $1,302.1 less gross unrealized losses $92.0.
            ** Represents gross unrealized gains $719.0 less gross unrealized losses $136.2.
           *** Represents market value for all investments in equity securities except for GEICO Corporation. See footnote (c) which follows.

      (a)  American Express Company

           Common shares of American Express Company ("AXP") owned by Berkshire and its subsidiaries possessed approximately 10% of the voting rights of all AXP shares outstanding at December 31, 1995. The shares are held subject to various agreements with the Federal Reserve Board, Federal Deposit Insurance Corporation and certain state insurance and banking regulators which, among other things, prohibit Berkshire from (i) seeking representation on the Board of Directors of AXP (Berkshire may agree, if it so desires, at the request of management or the Board of Directors of AXP to have no more than one representative stand for election to the Board of Directors of AXP) and (ii) acquiring or retaining shares that would cause its ownership of AXP voting securities to equal or exceed 17% of the amount outstanding (should Berkshire have a representative on the board of directors, such amount is limited to 15%). In connection therewith, Berkshire has entered into an agreement with AXP which became effective when Berkshire's ownership interest in AXP voting securities reached 10% and will remain effective so long as Berkshire owns 5% or more of AXP's voting securities. The agreement, among other things, obligates Berkshire, so long as Harvey Golub is chief executive officer of AXP, to vote its shares in accordance with the recommendations of AXP's Board of Directors. Additionally, subject to certain exceptions, Berkshire has agreed not to sell AXP common shares to any person who owns 5% or more of AXP voting securities or seeks to control AXP, without the consent of AXP.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(6)   INVESTMENTS IN EQUITY SECURITIES (Continued)

      (b)  Capital Cities/ABC, Inc.

           Common shares of Capital Cities/ABC, Inc. ("Capital Cities") owned by Berkshire subsidiaries possessed approximately 13% (consisting of 20,000,000 Capital Cities common shares) of the voting rights of all Capital Cities shares outstanding at December 31, 1995.
              On January 4, 1996, shareholders of Capital Cities and The Walt Disney Company ("Disney") approved an agreement by and between Disney and Capital Cities whereby each Capital Cities common share will be converted at the election of the holder, subject to certain limitations including proration, into the right to receive for each share of Capital Cities stock either a) one share of Disney common stock and $65 in cash; or b) 2.048 shares of Disney stock; or c) $127 in cash. Berkshire has elected to receive 2.048 shares of Disney stock for each of its shares of Capital Cities stock. However, the election is subject to proration and the actual consideration to be received is not currently known. It is expected that Berkshire will receive its share of the consideration on or about March 14, 1996.

      (c)  GEICO Corporation

           Subsidiaries of Berkshire owned shares of common stock of GEICO that possessed approximately 51% of the voting rights of all GEICO shares outstanding at December 31, 1995. Prior to January 2, 1996, Berkshire maintained an independent proxy arrangement for voting of the shares as required by Order of GEICO's domiciliary insurance supervisory authority. The Order, dating from Berkshire subsidiaries' major purchase of the shares in 1976, prohibited Berkshire from seeking or causing to change the independent proxy. Also, under the Order, no officer or director of Berkshire or of any affiliate or subsidiary of Berkshire was permitted to serve as a director of GEICO. Because the Order divested Berkshire of its voting rights with respect to the shares, Berkshire has not consolidated the accounts of GEICO in its financial statements. On January 2, 1996, Berkshire acquired the remaining 49% of GEICO's common shares not previously owned for $70 per share or approximately $2.3 billion. The acquisition of such shares was pursuant to an Agreement and Plan of Merger dated August 25, 1995, between Berkshire and GEICO. In connection therewith, the independent proxy arrangement was vacated effective January 2, 1996. Accordingly, beginning in 1996, GEICO's accounts will be included in Berkshire's consolidated financial statements. The cost and carrying value of the investment in GEICO common stock included in the preceding table represents Berkshire's cost plus its share of GEICO's undistributed accumulated earnings and unrealized appreciation on investments. See Notes 1(a) and 3 for additional information.

      (d)  Wells Fargo & Company

           Subsidiaries of Berkshire owned common shares of Wells Fargo &
              Company ("Wells Fargo") that possessed approximately 14% of the voting rights of all Wells Fargo shares outstanding at December 31, 1995. The shares are held subject to a Passivity Agreement, the terms of which among other things prohibit Berkshire, without prior approval from the Federal Reserve Board of San Francisco, from seeking representation on the Board of Directors of Wells Fargo and from disposing of more than 5% of the Wells Fargo securities in any single transaction. In connection therewith, Berkshire has granted a proxy to the Secretary of Wells Fargo, with respect to all Wells Fargo stock presently owned and with respect to such additional shares of Wells Fargo stock as Berkshire may purchase and hold in the future.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(7)   FINANCE BUSINESSES
      Berkshire's finance businesses are comprised of commercial and consumer finance companies and an annuity business. Assets and liabilities of Berkshire's finance businesses are summarized below (in millions):

                                                                                  Dec. 31,       Dec. 31,
                                                                                    1995           1994
                                                                                  --------       --------
      ASSETS
      Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . .         $ 40.7          $  16.0
      Installment loans and other receivables . . . . . . . . . . . . . .          185.9            158.0
      Fixed maturity investments (a)  . . . . . . . . . . . . . . . . . .          529.4            538.9
      Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            0.7              4.2
                                                                                  ------          -------
                                                                                  $756.7           $717.1
                                                                                  ======           ======
      LIABILITIES
      8.125% Notes, payable in 1996 . . . . . . . . . . . . . . . . . . .         $120.0           $120.0
      Borrowings under investment agreements (b)  . . . . . . . . . . . .          403.6            370.0
      Annuity reserves  . . . . . . . . . . . . . . . . . . . . . . . . .          116.7             41.0
      Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           44.9             31.4
                                                                                  ------           ------
                                                                                  $685.2           $562.4
                                                                                  ======           ======

   (a) At December 31, 1995 and 1994, mortgage-backed securities of $336.0 and $396.0 respectively were included in this caption. Estimated fair values and gross unrealized gains and losses as of December 31, 1995 and 1994, are as follows (in millions):

                                                             Gross          Gross              Estimated
                                                           Unrealized     Unrealized             Fair
                                     Amortized Cost           Gains          Losses              Value
                                     --------------        ----------     ----------        --------------
         1995 . . . . . . . . .        $529.4               $ 29.0           $ (1.0)            $557.4
         1994 . . . . . . . . .         538.9                  0.6            (21.1)             518.4


   (b) Borrowings under investment agreements are made pursuant to contracts with terms generally ranging from six months to thirty years and at fixed interest rates ranging from 4% to 7%. Payments of amounts outstanding at December 31, 1995, are expected to be required no earlier than as follows (in millions):


                               1996   . . . . . . . . . . . . . .  $303.3
                               1997   . . . . . . . . . . . . . .    26.5
                               1998   . . . . . . . . . . . . . .     0.3
                               1999   . . . . . . . . . . . . . .     1.9
                               2000   . . . . . . . . . . . . . .     -0-
                               After 2000   . . . . . . . . . . .    71.6

         Income from finance businesses for each of the past three years is summarized below (in millions):

                                                                          1995            1994           1993
                                                                        -------          -------        -------
      REVENUES
      Interest on loans . . . . . . . . . . . . . . . . . . . . .       $  38.4           $ 37.4         $ 42.7
      Interest and dividend income  . . . . . . . . . . . . . . .          39.2             34.8           20.1
      Annuity premiums earned . . . . . . . . . . . . . . . . . .          75.2             36.0            5.6
                                                                        -------           ------         ------
                                                                          152.8            108.2           68.4
                                                                        -------           ------         ------

      COST AND EXPENSES
      Interest expense  . . . . . . . . . . . . . . . . . . . . .          28.9             31.7           24.2
      Annuity benefits and underwriting expenses  . . . . . . . .          80.8             37.6            5.7
      General and administrative expenses . . . . . . . . . . . .          16.5             14.0           16.3
                                                                          -----            -----          -----
                                                                          126.2             83.3           46.2
                                                                          -----            -----          -----
                                                                          $26.6            $24.9          $22.2*
                                                                          =====            =====          =====


   * Until October 1993, a savings and loan business was also included in this group of businesses. Income from finance businesses includes earnings of $5.9 in 1993 from this business.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                                AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(7)   FINANCE BUSINESSES (Continued)

      The preceding summarized financial data includes the commercial and consumer finance activities conducted by the Scott Fetzer Financial Group and its subsidiaries. Assets and liabilities of these businesses are summarized below (in millions).

                                                                                  Dec. 31,       Dec. 31,
                                                                                   1995           1994
                                                                                  -------        --------
      ASSETS
      Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . .         $ 40.5          $  15.6
      Installment loans and other receivables **  . . . . . . . . . . . .          334.9            176.7
      Mortgage-backed securities, at cost
         (Fair value: 1995 -- $211.6; 1994 -- $344.7) . . . . . . . . . .          211.7            357.0
      Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            0.7              2.6
                                                                                  ------           ------
                                                                                  $587.8           $551.9
                                                                                  ======           ======
      LIABILITIES
      8.125% Notes, payable in 1996 . . . . . . . . . . . . . . . . . . .         $120.0           $120.0
      Borrowings under investment agreements  . . . . . . . . . . . . . .          403.6            370.0
      Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           29.9             27.6
                                                                                  ------           ------
                                                                                  $553.5           $517.6
                                                                                  ======           ======

**    Includes receivables from affiliated companies of $182.8 and $18.7 at
December 31, 1995 and 1994, respectively.


         Net income from Scott Fetzer Financial Group businesses for each of the past three years is summarized below (in millions).

                                                                          1995             1994           1993
                                                                          -----           ------         ------
      REVENUES
      Interest on installment loans and other receivables *** . .         $43.4            $41.4          $38.9
      Other interest  . . . . . . . . . . . . . . . . . . . . . .          15.0             21.3            7.8
                                                                          -----            -----          -----
                                                                           58.4             62.7           46.7
                                                                          -----            -----          -----
      COST AND EXPENSES
      Interest expense  . . . . . . . . . . . . . . . . . . . . .          28.9             31.7           17.3
      General and administrative expenses . . . . . . . . . . . .          16.2             13.2           12.9
                                                                          -----            -----          -----
                                                                           45.1             44.9           30.2
                                                                          -----            -----          -----
      Income before taxes . . . . . . . . . . . . . . . . . . . .          13.3             17.8           16.5
      Income taxes  . . . . . . . . . . . . . . . . . . . . . . .           4.6              6.3            7.2
                                                                          -----            -----          -----
      Net income  . . . . . . . . . . . . . . . . . . . . . . . .         $ 8.7            $11.5          $ 9.3
                                                                          =====            =====          =====

***   Includes interest on loans and receivables from affiliated companies of
$5.0, $4.0 and $0.9 in 1995, 1994 and 1993, respectively.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(8)   OTHER ASSETS

           Other assets are summarized below (in millions):

                                                                                  Dec. 31,       Dec. 31,
                                                                                   1995           1994
                                                                               ---------------------------
              Inventory   . . . . . . . . . . . . . . . . . . . . . . . .        $  601.1         $425.4
              Deferred charges re reinsurance assumed   . . . . . . . . .           389.7          440.7
              Other   . . . . . . . . . . . . . . . . . . . . . . . . . .           428.4          365.3
                                                                                   ------         ------
                                                                                 $1,419.2       $1,231.4
                                                                                 ========       ========

(9)   UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

       Supplemental data with respect to unpaid losses and loss adjustment expenses of property/casualty insurance subsidiaries (in millions):

                                                                   1995            1994            1993
                                                               --------------------------------------------
        Unpaid losses and loss adjustment expenses:
         Balance at beginning of year   . . . . . . . . . . .     $3,430.0        $3,155.9        $3,219.4
         Less ceded liabilities and deferred charges  . . . .        573.9           597.9           655.3
                                                                  --------        --------        --------
         Net balance  . . . . . . . . . . . . . . . . . . . .      2,856.1         2,558.0         2,564.1
                                                                  --------        --------        --------
        Incurred losses recorded:
         Current accident year  . . . . . . . . . . . . . . .        556.5           505.1           439.4
         All prior accident years   . . . . . . . . . . . . .         55.5            60.2            11.3
                                                                  --------        --------        --------
         Total incurred losses  . . . . . . . . . . . . . . .        612.0           565.3           450.7
                                                                  --------        --------        --------
        Payments with respect to:
         Current accident year  . . . . . . . . . . . . . . .         43.6            50.9            47.1
         All prior accident years   . . . . . . . . . . . . .        246.2           216.3           409.7
                                                                  --------        --------        --------
         Total payments   . . . . . . . . . . . . . . . . . .        289.8           267.2           456.8
                                                                  --------        --------        --------
        Unpaid losses and loss adjustment expenses:
         Net balance at end of year   . . . . . . . . . . . .      3,178.3         2,856.1         2,558.0
         Plus ceded liabilities and deferred charges  . . . .        520.3           573.9           597.9
                                                                  --------        --------        --------
        Balance at end of year *  . . . . . . . . . . . . . .     $3,698.6        $3,430.0        $3,155.9
                                                                  ========        ========        ========

       Incurred losses "all prior accident years" reflects the amount of estimation error charged or credited to earnings in each year. In addition, this amount includes amortization of deferred charges re reinsurance assumed and accretion of discounted structured settlement liabilities. The use of estimates is inherent in the process of establishing unpaid losses and loss expenses. Additional information will be revealed over time and those estimates and assumptions will be revised resulting in gains or losses in the period made.

   * Unpaid losses and loss adjustment expenses include liabilities established with respect to retroactive reinsurance contracts that provide for indemnification of insurance risk. These liabilities aggregated $1,283.5, $1,296.0 and $1,181.2 at December 31, 1995, 1994 and
      1993 respectively. Related deferred charges were established with respect to these contracts and are reported as other assets. Also included in unpaid losses and loss adjustment expenses are discounted structured settlement reinsurance liabilities, which totalled $221.7, $231.3 and $254.3 at December 31, 1995, 1994 and 1993 respectively.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(10)  INCOME TAXES

           The liability for income taxes as reflected in the accompanying Consolidated Balance Sheets represent estimates of liabilities as follows (in millions):

                                                                                 Dec. 31,        Dec. 31,
                                                                                   1995           1994
                                                                              ----------------------------
              Payable currently   . . . . . . . . . . . . . . . . . . . .       $     86.8      $    62.4
              Deferred    . . . . . . . . . . . . . . . . . . . . . . . .          4,762.7        2,725.2
                                                                                ----------      ---------
                                                                                $  4,849.5      $ 2,787.6
                                                                                ==========      =========

      As discussed in Note 1(n), the Company adopted SFAS 109 as of January 1, 1993. The cumulative effect of adopting SFAS 109 on the Company's financial statements was to decrease 1993 net income by about $33 million. It primarily represents the impact of adjusting deferred taxes related to unrealized appreciation of equity securities which arose prior to 1987 to reflect the then current capital gain tax rate of 34% as opposed to the 28% rate which was in effect when the deferred taxes originated.

      During 1993, the federal corporate income and capital gain tax rate was increased from 34% to 35% retroactive to January 1, 1993. Accordingly, as required under SFAS 109, the Company recorded a charge to 1993 earnings of approximately $54 million. Most of this charge relates to the impact of adjusting deferred taxes applicable to unrealized appreciation of equity securities.

      The Consolidated Statements of Earnings reflect charges for income taxes as shown below (in millions):

                                                                          1995            1994          1993
                                                                       -----------------------------------------
      Federal . . . . . . . . . . . . . . . . . . . . . . . . . .         $252.3          $138.1         $328.0
      State . . . . . . . . . . . . . . . . . . . . . . . . . . .           22.6            22.1           20.9
      Foreign . . . . . . . . . . . . . . . . . . . . . . . . . .            1.3             3.1            4.0
                                                                          ------          ------         ------
                                                                          $276.2          $163.3         $352.9 *
                                                                          ======          ======         ======
      Current . . . . . . . . . . . . . . . . . . . . . . . . . .         $331.0          $188.5         $400.8
      Deferred  . . . . . . . . . . . . . . . . . . . . . . . . .          (54.8)          (25.2)         (47.9)
                                                                          ------          ------         ------
                                                                          $276.2          $163.3         $352.9 *
                                                                          ======          ======         ======

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994, are shown below (in millions):

                                                                                  1995            1994
                                                                             --------------  -------------
      Deferred tax liabilities:
         Relating to unrealized appreciation of investments . . . . . . .         $4,908.5       $2,809.9
         Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            157.0          138.3
                                                                                  --------       --------
                                                                                   5,065.5        2,948.2
      Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . .           (302.8)        (223.0)
                                                                                  --------       --------
      Net deferred tax liability  . . . . . . . . . . . . . . . . . . . .         $4,762.7       $2,725.2
                                                                                  ========       ========

      Charges for income taxes are reconciled to hypothetical amounts computed at the federal statutory rate in the table shown below (in millions):

                                                                          1995            1994           1993
                                                                      -------------------------------------------
      Net earnings before income taxes  . . . . . . . . . . . . .        $1,084.4       $   725.0       $1,293.3
                                                                         ========       =========       ========
      Hypothetical amounts applicable to above
         computed at the federal statutory rate . . . . . . . . .        $  379.5       $   253.8       $  452.7
      Decreases, resulting from:
         Tax-exempt interest income . . . . . . . . . . . . . . .           (10.6)          (14.6)         (15.0)
         Dividends received deduction . . . . . . . . . . . . . .           (86.3)          (81.2)         (68.3)
      State income taxes, less federal income tax benefit . . . .            14.7            14.4           13.5
      Other differences, net  . . . . . . . . . . . . . . . . . .           (21.1)           (9.1)         (30.0)
                                                                         --------        --------       --------
      Total income taxes  . . . . . . . . . . . . . . . . . . . .        $  276.2        $  163.3       $  352.9*
                                                                         ========        ========       ========

   * Excludes the cumulative effect of change in accounting for income taxes and the effect of the change in federal income tax rate on deferred taxes applicable to unrealized appreciation of equity securities.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(11)  BORROWINGS UNDER INVESTMENT AGREEMENTS AND OTHER DEBT

           Liabilities reflected for this balance sheet caption are as follows (in millions):

                                                                                   Dec. 31,            Dec. 31,
                                                                                      1995               1994
                                                                                 --------------------------------
      Borrowings under investment agreements  . . . . . . . . . . . . . . . .       $  878.9            $  754.1
      Other debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          182.8                56.6
                                                                                    --------            --------
                                                                                    $1,061.7            $  810.7
                                                                                    ========            ========

      Borrowings under investment agreements are made pursuant to contracts with terms generally ranging from three months to forty years and calling for interest payable, normally semiannually, at fixed rates ranging from 3% to 9% per annum. The borrowings are senior unsecured debt obligations of the Company. No materially restrictive covenants are included in any of the various debt agreements.

      Payments of amounts outstanding at December 31, 1995, are expected to be required no earlier than as follows (in millions):

                  1996           1997           1998           1999          2000        After 2000
                -----------------------------------------------------------------------------------
                 $159.5          $59.2         $107.3         $44.6         $13.7          $677.4

(12)  SHAREHOLDERS' EQUITY ACCOUNTS

      Changes in Shareholders' Equity accounts during the most recent three years were as follows (dollars in millions except per share amounts):

                                                              Common       Capital
                                                           Stock of $5    in excess      Net Unrealized   Retained   Treasury
                                                            Par Value    of par value     Appreciation    Earnings    Stock
                                                           -----------   ------------    --------------   --------   --------
      Balance December 31, 1992 . . . . . . . . . . . . . .   $6.9         $  182.3        $3,633.4       $4,352.6     $42.3
      Common stock (3,944 shares) issued upon conversion
         of Zero Coupon Convertible Subordinated Notes. . .                    45.5
      Common stock (25,203 shares) issued in connection
         with acquisition of Dexter Shoe Companies  . . . .                   428.3                                     (4.7)
      Increase during 1993 in unrealized appreciation
         included in carrying value of equity securities. .                                   812.6
      Change during 1993 in deemed applicable income
         taxes  . . . . . . . . . . . . . . . . . . . . . .                                  (296.7)
      Increase in minority shareholders' interest in
         unrealized appreciation  . . . . . . . . . . . . .                                    (2.5)
      Net earnings 1993 . . . . . . . . . . . . . . . . . .                                                  843.6
      Cumulative effect of adoption on December 31, 1993,
         of SFAS 115 (See note 1[n])  . . . . . . . . . . .                                   171.8
                                                              ----         --------        --------       --------     -----
      Balance December 31, 1993 . . . . . . . . . . . . . .    6.9            656.1         4,318.6        5,196.2      37.6
      Increase during 1994 in unrealized appreciation
         included in carrying value of investments  . . . .                                 1,486.5
      Change during 1994 in deemed applicable income
         taxes  . . . . . . . . . . . . . . . . . . . . . .                                  (518.3)
      Increase in minority shareholders' interest in
         unrealized appreciation  . . . . . . . . . . . . .                                    (9.9)
      Net earnings 1994 . . . . . . . . . . . . . . . . . .                                                  553.0
                                                              ----         --------        --------       --------     -----
      Balance December 31, 1994 . . . . . . . . . . . . . .    6.9            656.1         5,276.9        5,749.2      37.6
      Common stock (15,762 shares) issued in connection
         with acquisitions of Helzberg's Diamond Shops
         and R.C. Willey Home Furnishings . . . . . . . . .                   345.6                                     (2.9)
      Increase during 1995 in unrealized appreciation
         included in carrying value of investments  . . . .                                 6,177.1
      Change during 1995 in deemed applicable income
         taxes  . . . . . . . . . . . . . . . . . . . . . .                                (2,176.2)
      Increase in minority shareholders' interest in
         unrealized appreciation  . . . . . . . . . . . . .                                   (57.1)
      Net earnings 1995 . . . . . . . . . . . . . . . . . .                                                  794.9
                                                              ----         --------        --------       --------     -----
      Balance December 31, 1995 . . . . . . . . . . . . . .   $6.9         $1,001.7        $9,220.7       $6,544.1     $34.7
                                                              ====         ========        ========       ========     =====


                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                                AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(13)  DIVIDEND RESTRICTIONS - INSURANCE SUBSIDIARIES

      Payments of dividends by Insurance Group members are restricted by insurance statutes and regulations. Without prior regulatory approval in 1996, Berkshire can receive up to approximately $787 million as dividends from insurance subsidiaries.

      Combined shareholders' equity of insurance subsidiaries determined pursuant to statutory accounting rules (Statutory Surplus as Regards Policyholders) was approximately $19.5 billion at December 31, 1995. This amount exceeded by approximately $3.2 billion the corresponding amount determined on the basis of generally accepted accounting principles; the difference principally represents deferred income tax assets and liabilities and deferred charges re reinsurance assumed recognized for financial reporting purposes but not for statutory reporting purposes.

(14)  FAIR VALUES OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), requires certain fair value disclosures. Fair value disclosures are required for most investment securities as well as other contractual assets and liabilities. Certain financial instruments, including insurance contracts, were excluded from SFAS 107 disclosure requirements due to perceived difficulties in measuring fair value. Accordingly, an estimation of fair value was not made with respect to unpaid losses and loss adjustment expenses.

      In determining fair value, the Company used quoted market prices when available. For instruments where quoted market prices were not available, the Company used independent pricing services or appraisals by the Company's management. Those services and appraisals reflected the estimated present values utilizing current risk adjusted market rates of similar instruments.

      Considerable judgement is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value.

      The carrying values of cash and cash equivalents, receivables and accounts payable, accruals and other liabilities are deemed to be reasonable estimates of their fair values. The estimated fair values of the Company's other financial instruments as of December 31, 1995 and 1994, are as follows (in millions):

                                                     Carrying Value                   Estimated Fair Value
                                                     --------------                  ---------------------
                                                   1995              1994             1995              1994
                                              -------------------------------------------------------------------
Investments in securities with fixed
   maturities . . . . . . . . . . . . . .        $  1,423.2         $ 2,555.7       $  1,423.2         $ 2,555.7
Investments in equity securities. . . . .          20,017.6          14,796.3         22,235.0          15,485.3
Assets of finance businesses  . . . . . .             756.7             717.1            792.3             702.9
Borrowings under investment agreements and
   other debt . . . . . . . . . . . . . .           1,061.7             810.7          1,095.0             768.6
Liabilities of finance businesses . . . .             685.2             562.4            704.4             546.7


(15)  SUPPLEMENTAL CASH FLOW INFORMATION

      A summary of supplemental cash flow information is presented in the following table (in millions):

                                                                          1995            1994           1993
                                                                      -------------------------------------------
Cash paid during the year for:
   Income taxes . . . . . . . . . . . . . . . . . . . . . . . .           $ 294.6         $ 411.1        $ 235.0
   Interest . . . . . . . . . . . . . . . . . . . . . . . . . .              83.9            90.6           70.6
Non-cash investing and financing activities:
   Liabilities assumed in connection with acquisition of businesses         248.0            --             26.1
   Common shares issued in connection with acquisitions of
      businesses  . . . . . . . . . . . . . . . . . . . . . . .             348.5            --            433.0
   Common shares issued upon conversions of Zero Coupon
      Convertible Subordinated Notes  . . . . . . . . . . . . .              --              --             45.5


                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                                AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(16)  QUARTERLY DATA

      A summary of revenues and earnings by quarter for each of the last two years is presented in the following table. This information is unaudited. Dollars are in millions, except per share amounts.

                                                                1st           2nd          3rd         4th
          1995                                                 Quarter       Quarter      Quarter     Quarter
                                                               -------       -------      -------     -------
Revenues  . . . . . . . . . . . . . . . . . . . . . . . .       $944.1      $1,018.3     $1,107.2    $1,493.7
                                                                ------      --------     --------    --------
Earnings:
   Excluding realized investment gain   . . . . . . . . .       $143.9        $140.3       $151.3      $234.4
   Realized investment gain (loss)  . . . . . . . . . . .         (4.7)         51.7         43.2        34.8
                                                                ------        ------       ------      ------
   Net earnings   . . . . . . . . . . . . . . . . . . . .       $139.2        $192.0       $194.5      $269.2
                                                                ======        ======       ======      ======
Earnings per share:
   Before realized investment gain    . . . . . . . . . .      $122.22       $118.54      $126.78     $196.56
   Realized investment gain (loss)  . . . . . . . . . . .        (4.03)        43.71        36.18       29.16
                                                               -------       -------      -------     -------
   Net earnings   . . . . . . . . . . . . . . . . . . . .      $118.19       $162.25      $162.96     $225.72
                                                               =======       =======      =======     =======


                                                                 1st          2nd          3rd          4th
           1994                                                Quarter       Quarter      Quarter      Quarter
                                                               -------       -------      -------      -------
Revenues  . . . . . . . . . . . . . . . . . . . . . . . .       $925.4        $886.8       $814.4     $1,283.7
                                                                ------        ------       ------     --------
Earnings:
   Excluding realized investment gain   . . . . . . . . .       $ 89.1        $175.8       $128.1     $   98.8*
   Realized investment gain (loss)  . . . . . . . . . . .         50.6           5.9         (4.7)         9.3
                                                                ------       -------       ------     --------
   Net earnings   . . . . . . . . . . . . . . . . . . . .       $139.7        $181.7       $123.4     $  108.1
                                                                ======        ======       ======     ========
Earnings per share:
   Before realized investment gain  . . . . . . . . . . .      $ 75.68       $149.30      $108.72       $83.77*
   Realized investment gain (loss)  . . . . . . . . . . .        42.94          4.98        (3.94)        7.93
                                                               -------       -------      -------       ------
   Net earnings   . . . . . . . . . . . . . . . . . . . .      $118.62       $154.28      $104.78       $91.70
                                                               =======       =======      =======       ======

   * Includes a nonrecurring charge of $172.6 ($146.53/share) representing an other-than-temporary decline in value of investment in USAir Group, Inc. Preferred Stock. See note 5.

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(17)  BUSINESS SEGMENT DATA

           Berkshire identified eight business segments for purposes of 1995 reporting pursuant to Statement of Financial Accounting Standards No. 14. These include the property and casualty insurance and reinsurance business (The Insurance Segment) plus seven separately conducted non-insurance businesses as follows:

        Business
   identity and headquarters    Product                        Activity
   -------------------------    -------                        --------
   See's Candies                Candy                          Manufacture and distribution at retail
   South San Francisco, CA                                     and by catalog solicitation

   World Book                   Encyclopedias and              Publication and marketing,
   Chicago, IL                  other reference materials      principally by the direct sales method

   Kirby, Douglas and
   Cleveland Wood Divisions
   of The Scott Fetzer Company  Home cleaning systems          Manufacture and sale principally to distributors
   Cleveland, OH

   Nebraska Furniture Mart and  Home furnishings               Retailing
   R.C. Willey Home Furnishings
   Omaha, NE and Salt Lake
   City, UT

   Buffalo News                 Newspaper                      Publication of a daily and Sunday newspaper
   Buffalo, NY

   H. H. Brown Shoe Co.,
   Lowell Shoe, Inc. and
   Dexter Shoe Companies        Shoes                          Manufacture, importing and distribution at wholesale
   Greenwich, CT, Hudson,                                       and retail
   NH and Dexter, ME

   Fechheimer Bros. Co.         Uniforms                       Manufacture and distribution at wholesale and retail
   Cincinnati, OH

       The business segments identified above were responsible in 1995 for 79% of Berkshire's consolidated revenues. Other businesses activities that contributed for 1995, in the aggregate, 20% of Berkshire's consolidated revenues, were as follows:

   Business identity                 Product/Service/Activity
   -----------------                 ------------------------
   Adalet - PLM                      Explosion proof electrical enclosures, cable couplers and terminations
   BHR                               Real estate management
   Berkshire Hathaway
    Credit Corporation               Commercial financing
   Berkshire Hathaway Life
    Insurance Co.                    Annuities
   Blue Chip Stamps                  Marketing motivational services
   Borsheim's                        Retailing fine jewelry
   Campbell Hausfeld                 Air compressors, air tools, painting systems, pressure washers and generators
   Carefree                          Sun and shade control products for the home and campground
   France                            Appliance and HVAC controls, ignition and sign transformers
   Halex                             Zinc die cast conduit fittings and other electrical construction materials
   Helzberg's Diamond Shops          Retailing fine jewelry
   K&W Products                      Automotive compounds
   Meriam                            Pressure and flow measurement devices
   Northland                         Fractional horsepower electric motors
   Powerwinch                        Marine winches and windlasses; general purpose winches and hoists
   Precision Steel Products          Steel service center
   Quikut                            Cutlery for home and sporting goods markets
   ScottCare                         Cardiopulmonary rehabilitation and monitoring equipment
   Scott Fetzer Financial Group      Commercial and consumer finance companies
   Scot Labs                         Cleaning and maintenance chemicals
   Stahl                             Custom service bodies, flatbed bodies, cranes and tool boxes for trucks
   Wayne                             Furnace burners; sump, utility and sewage pumps
   Wesco Financial                   Real estate management
   Western Enterprises               Medical and industrial compressed gas fittings and regulators
   Western Plastics                  Molded plastic components

                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                              AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(17)   BUSINESS SEGMENT DATA (Continued)

      A disaggregation of Berkshire's consolidated data for each of the three most recent years is presented in the tables which follow on this and the following page. Amounts are in millions.

                                                        REVENUES              OPERATING PROFIT BEFORE TAXES

                                               1995      1994       1993         1995        1994       1993
                                            -------------------- ----------------------------------------------
   Identified Segments:
      Insurance . . . . . . . . . . . . . .   $1,715.7  $1,499.8   $1,694.8     $  776.5   $  702.0   $1,065.0
      Non-insurance businesses  . . . . . .    1,918.9   1,771.9    1,440.2        249.3      275.4      224.8
                                              --------  --------   --------     --------   --------   --------
                                               3,634.6   3,271.7    3,135.0      1,025.8      977.4    1,289.8
   Other than identified segments . . . . .      928.7     638.6      567.9        114.6     (192.3)*     60.1
   Interest expense * . . . . . . . . . . .                                       (56.0)      (60.1)     (56.6)
                                             --------- ---------  ---------    --------    --------   --------
      Aggregate consolidated total            $4,563.3  $3,910.3   $3,702.9     $1,084.4   $  725.0   $1,293.3
                                              ========  ========   ========     ========   ========   ========

   * Amounts of interest expense represent those for borrowings under investment agreements and other debt exclusive of that of finance businesses and interest allocated to certain identified segments.

  ** Includes pre-tax charge of $268.5 representing an other than temporary decline in value of investment in USAir Group, Inc. Preferred Stock.


   INSURANCE SEGMENT                                    REVENUES               OPERATING PROFIT BEFORE TAXES
   -----------------
                                                1995      1994       1993        1995        1994       1993
                                             --------- ---------  ---------------------------------------------
   Premiums earned: *
      Primary or direct . . . . . . . . . .  $  287.3  $  281.1   $  249.6
      Reinsurance assumed . . . . . . . . .     718.4     688.5      442.4
      Reinsurance ceded . . . . . . . . . .    (48.2)     (46.4)     (41.3)
                                             -------    -------   --------
                                                957.5     923.2      650.7
   Underwriting . . . . . . . . . . . . . .                                      $ 19.6       $129.0  $   30.1
   Investment income  . . . . . . . . . . .     577.1     484.6      488.2        575.8        481.0     479.0
   Realized investment gain . . . . . . . .     181.1      92.0      555.9        181.1         92.0     555.9
                                             --------   -------   --------       ------       ------  --------
                                             $1,715.7  $1,499.8   $1,694.8       $776.5       $702.0  $1,065.0
                                             ========  ========   ========       ======       ======  ========

   *  Premiums written were as follows:
                                               1995      1994       1993
                                            -------------------------------
      Primary or direct . . . . . . . . . .  $  294.8    $271.2     $247.2

      Reinsurance assumed . . . . . . . . .     777.9     689.9      528.8
      Reinsurance ceded . . . . . . . . . .     (48.5)    (45.6)     (38.9)
                                             --------    ------     ------
                                             $1,024.2    $915.5     $737.1
                                             ========    ======     ======


   NON-INSURANCE BUSINESS SEGMENTS                      REVENUES               OPERATING PROFIT BEFORE TAXES
   -------------------------------
                                               1995      1994       1993           1995      1994       1993
                                            -------------------- ----------------------------------------------
   Candy  . . . . . . . . . . . . . . . . .   $  233.6  $  216.1   $  201.0         $ 49.3   $ 46.6     $ 40.3
   Encyclopedias, other reference material       157.9     191.3      198.8            7.4     24.4       19.4
   Home cleaning systems  . . . . . . . . .      235.6     207.6      193.9           52.6     43.9       40.9
   Home furnishings . . . . . . . . . . . .      428.1     245.4      208.6           28.1     16.9       21.1
   Newspaper  . . . . . . . . . . . . . . .      154.8     150.9      145.5           46.3     53.7       50.4
   Shoes  . . . . . . . . . . . . . . . . .      565.1     609.4      370.2           49.5     76.4       40.0
   Uniforms . . . . . . . . . . . . . . . .      143.8     151.2      122.2           16.1     13.5       12.7
                                              --------  --------   --------         ------   ------     ------
                                              $1,918.9  $1,771.9   $1,440.2         $249.3   $275.4     $224.8
                                              ========  ========   ========         ======   ======     ======


                                                                      EXHIBIT 99

                            BERKSHIRE HATHAWAY INC.
                               AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(17)  BUSINESS SEGMENT DATA (Continued)

   OTHER THAN IDENTIFIED SEGMENTS                       REVENUES                 OPERATING PROFIT BEFORE TAXES
   ------------------------------
                                                1995      1994       1993           1995      1994       1993
                                             --------- ---------  ---------------------------------------------
   Other businesses . . . . . . . . . . . .    $877.9    $607.3     $550.7         $ 77.7    $  59.2    $ 55.2
   Not identified with specific businesses:
      Interest and dividend income  . . . .      37.8      32.0       26.6           37.8       32.0      26.6
      Realized investment gain (loss) . . .      13.0      (0.7)      (9.4)          13.0       (0.7)     (9.4)
      All other except interest expense . .                                         (13.9)    (282.8)*   (12.3)
                                               ------    ------     ------         ------    -------    ------
                                               $928.7    $638.6     $567.9         $114.6    $(192.3)   $ 60.1
                                               ======    ======     ======         ======    =======    ======

   * Includes pre-tax charge of $268.5 representing an other than temporary decline in value of investment in USAir Group, Inc. Preferred Stock.

                                                                                        DEPREC. & AMORT.
                                                    CAPITAL EXPENDITURES*              OF TANGIBLE ASSETS

                                                1995      1994       1993           1995      1994       1993
                                              -----------------------------       -----------------------------
   Insurance  . . . . . . . . . . . . . . .     $  1.2    $  0.9     $  1.2         $  0.9   $   0.9     $  0.8
   Candy  . . . . . . . . . . . . . . . . .        5.1       4.1        4.3            4.1       4.1        4.1
   Encyclopedias, other reference material         --        0.1        0.7            1.0       1.4        1.4
   Home cleaning systems  . . . . . . . . .        0.3       1.0        1.5            3.0       4.2        5.3
   Home furnishings . . . . . . . . . . . .        9.2      22.6        5.3            9.7       6.2        2.7
   Newspaper  . . . . . . . . . . . . . . .        1.8       5.2        3.6            4.9       2.2        1.9
   Shoes  . . . . . . . . . . . . . . . . .       13.7      17.9        4.4           12.0      10.2        5.2
   Uniforms . . . . . . . . . . . . . . . .        0.6       4.6        1.0            2.2       2.5        1.8
   Other  . . . . . . . . . . . . . . . . .       22.3      10.7       13.0           22.5      17.9       17.3
                                                 -----     -----      -----          -----     -----      -----
                                                 $54.2     $67.1      $35.0          $60.3     $49.6      $40.5
                                                 =====     =====      =====          =====     =====      =====

   *  Excludes expenditures which were part of business acquisitions.


                                                                       IDENTIFIABLE ASSETS
                                                                           AT YEAR-END
                                                               1995            1994            1993
                                                           --------------------------------------------
   Insurance  . . . . . . . . . . . . . . . . . . . . . . .   $25,280.0       $17,765.6       $15,303.9
   Candy  . . . . . . . . . . . . . . . . . . . . . . . . .        74.5            69.4            70.2
   Encyclopedias, other reference material  . . . . . . . .        71.8            75.9            74.7
   Home cleaning systems  . . . . . . . . . . . . . . . . .        42.9            42.1            48.7
   Home furnishings . . . . . . . . . . . . . . . . . . . .       427.7           128.4           101.1
   Newspaper  . . . . . . . . . . . . . . . . . . . . . . .        45.0            48.4            45.4
   Shoes  . . . . . . . . . . . . . . . . . . . . . . . . .       656.7           672.7           641.6
   Uniforms . . . . . . . . . . . . . . . . . . . . . . . .        83.5            94.9            87.6
   Other  . . . . . . . . . . . . . . . . . . . . . . . . .     2,029.3         1,712.2         2,324.3
                                                              ---------       ---------       ---------
                                                              $28,711.4       $20,609.6       $18,697.5
                                                              =========       =========       =========

(18)  ACCOUNTING RULE TO BE ADOPTED IN 1996

      In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). The Company's required adoption date is January 1, 1996. SFAS 121 standardizes the accounting practices for the recognition and measurement of impairment losses on certain long-lived assets, including goodwill. The Company believes the adoption of SFAS 121 will not have a material impact on its results of operations or financial position.